Exhibit 10.10

PRIMO BRANDS CORPORATION EQUITY INCENTIVE PLAN

1.

Purpose. The purposes of the Primo Brands Corporation Equity Incentive Plan (the “Plan”) are to foster and promote the long-term financial success of the Company and its Subsidiaries and materially increase the value of the Company and/or its Subsidiaries by (i) encouraging the long-term commitment of key Employees, Nonemployee Directors, and Consultants (as such terms are defined below), (ii) motivating the performance of key Employees, Nonemployee Directors, and Consultants by means of annual and long-term performance-related incentives, (iii) attracting and retaining outstanding key Employees, Nonemployee Directors, and Consultants by providing incentive compensation opportunities, and (iv) enabling participation by key Employees, Nonemployee Directors, and Consultants in the long-term growth and financial success of the Company.

2.	Effective Date. The Plan shall become effective upon its approval by the shareholders of the Company (the date of such approval, the “Effective Date”).

3.	Definitions. As used in this Plan, the following terms shall be defined as set forth below:

(a)	“Administrator” means the Board, or the Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(b)

“Award” means any Option, Stock Appreciation Right, Restricted (or Performance) Shares, Restricted (or Performance) Share Units, Performance Units, Stock Payments, or Other Stock or Cash Based Awards granted under the Plan.

(c)

“Award Agreement” means an agreement, certificate, resolution or other form of writing (including in electronic medium) approved by the Administrator which sets forth the terms and conditions of an Award.

(d)	“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

(e)	“Board” means the Board of Directors of the Company.

(f)

“Cause” means, with respect to a Grantee’s termination of employment or service with the Company or any Subsidiary, what the term is expressly defined to mean in such then-effective employment agreement, offer letter, consulting agreement, change in control agreement, or Award Agreement between the Company or applicable Subsidiary and the Grantee, or in the absence of any such then-effective agreement, the Primo Brands Corporation Severance and Non-Competition Plan (or any successor plan, the “Severance Plan”) to the extent the Grantee is subject to such plan, or in the absence of any such then-effective agreement or participation in the Severance Plan, any action by the Grantee or inaction by the Grantee that constitutes:

(1)	A willful or grossly negligent failure to properly carry out the Grantee’s duties and responsibilities or to adhere to the policies of the Company or a Subsidiary;

(2)

Theft, fraud, dishonesty or misappropriation, or the gross negligence or willful misconduct, involving the property, business or affairs of the Company or a Subsidiary, including, without limitation, any breach of the representations, warranties and covenants contained in any employment or service agreement between the Grantee and the Company or a Subsidiary;

(3)	Commission or conviction of or plea of guilty to a criminal offense that involves fraud, dishonesty, theft, violence or other moral turpitude;

(4)	Breach of a fiduciary duty owed to the Company or a Subsidiary; or

(5)	Refusal to follow the lawful, reasonable and good faith direction of the Board or Grantee’s supervisor.

(g)	“Change in Control” means:

(1)

the consummation of a consolidation, merger, amalgamation or other similar corporate reorganization of the Company with or into any other corporation whereby the voting shareholders of the Company immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation, or any acquisition or similar transaction or series of transactions whereby any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, Triton Water Parent Holdings, LP or an entity that controls, is controlled by or under common control with the Company or Triton Water Parent Holdings, LP or any employee benefit plan sponsored by the Company or any of its affiliates), is or becomes, including pursuant to a tender or exchange offer for shares, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(2)

the consummation of a sale by the Company of all or substantially all of the Company’s assets (other than any such sale to Triton Water Parent Holdings, LP or an entity or entities that control, are controlled by or are under common control with Triton Water Parent Holdings, LP);

(3)

the date upon which individuals who, on the first date on which the Shares commence trading on the New York Stock Exchange following the Effective Date constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) or who is a Sponsor Nominee (as defined in the Stockholders Agreement) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(4)	the liquidation, dissolution or winding-up of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the event or series of events described above with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(h)	“Code” means the United States Internal Revenue Code of 1986, as amended.

(i)	“Committee” means the Compensation Committee of the Board.

(j)	“Company” means Primo Brands Corporation, a Delaware corporation, or any successor.

(k)

“Consultant” means any person, including any non-director consultant or adviser, engaged by the Company or its parent or Subsidiary to provide services to the Company or any parent of the Company or Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

(l)

“Date of Termination” or “Termination” means (i) the date of termination of a Grantee’s active employment or service with the Company or a Subsidiary (other than in connection with the Grantee’s transfer to or from employment with a Subsidiary), but not including a Grantee’s absence from active employment or service during a period (not exceeding 90 days) of vacation, temporary illness, authorized leave of absence or short or long-term disability, (ii) in the case of a Grantee who does not return to active employment or service with the Company or a Subsidiary immediately following a period of authorized absence exceeding 90 days due to vacation, temporary illness, authorized leave of absence or short or long-term disability, the date of termination of Grantee’s employment or service with the Company or a Subsidiary shall be the last day of such authorized period of absence, or (iii) if applicable, the date of termination of a Grantee’s active employment or service with the Company or a Subsidiary as defined under any other agreement to which the Grantee is a party. Unless otherwise determined by the Administrator, for the purposes of this Plan and all matters relating to the Awards, the Date of Termination or Termination shall be determined without regard to any applicable notice of termination, severance or termination pay, damages, or any claim thereto (whether express, implied, contractual, statutory, or at common law). Notwithstanding anything in this Section 3(l) to the contrary, with respect to any Award subject to Section 409A, Date of Termination or Termination shall mean the Grantee’s “separation from service” (as such term is defined for purposes of Section 409A).

(m)	“Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

(n)	“Employee” means a full-time, part-time or contract employee of the Company or a Subsidiary.

(o)

“Fair Market Value” means, with respect to a Share on any determination date, the closing price of the Shares on the New York Stock Exchange on the last trading day on which Shares traded prior to such date; provided that if no Shares traded in the five trading days prior to the determination date, the Administrator shall determine Fair Market Value on a reasonable basis and, to the extent appropriate, using a method that complies with Section 409A and guidance issued thereunder.

(p)

“Grant Date” means the date specified by the Administrator on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Administrator takes action with respect thereto.

(q)	“Grantee” means Employee, Nonemployee Director, or Consultant who has been selected by the Administrator to receive an Award and to whom an Award has been granted.

(r)	“Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

(s)	“Nonemployee Director” means a member of the Board who is not an Employee.

(t)	“Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

(u)	“Option” means any option to purchase Shares granted under Section 7 of the Plan.

(v)	“Option Price” means the purchase price payable upon the exercise of an Option.

(w)

“Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 11, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

(x)

“Performance Period” means a period of time established under Section 10 of the Plan within which the performance objectives relating to a Performance Share, Performance Share Unit, or Performance Unit are to be achieved.

(y)	“Performance Share” means Restricted Shares granted pursuant to Section 10 of the Plan that are subject to performance vesting conditions.

(z)	“Performance Share Units” means Restricted Share Units granted pursuant to Section 10 of the Plan that are subject to performance vesting conditions.

(aa)	“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 10 of the Plan.

(bb)	“Restricted Shares” mean Shares granted under Section 9 of the Plan.

(cc)	“Restricted Share Unit” means an Award granted under Section 9 of the Plan and denominated in units representing rights to receive Shares.

(dd)

“Retirement” means termination of employment or service with the Company at the election of the Grantee after the Grantee has both (i) attained age 60, and (ii) completed ten (10) continuous years of service with the Company or its Subsidiaries. For purposes of this Section 3(dd), a “year of service” shall mean each consecutive twelve-month period of service with the Company or its Subsidiaries beginning on the Grantee’s first date of employment or service with the Company or a Subsidiary and each anniversary thereof. The Administrator shall have sole authority to determine whether a Grantee has met the requirements for Retirement.

(ee)	“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(ff)

“Shares” means the Class A common stock, par value $0.01 per share, of the Company, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 16 of the Plan.

(gg)

“Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right.

(hh)	“Stock Appreciation Right” means a right granted under Section 8 of the Plan.

(ii)	“Stock Payment” means Shares granted under Section 12 of the Plan.

(jj)

“Stockholders Agreement” means the Stockholders Agreement, made as of November 8, 2024, by and among Primo Brands Corporation, Triton Water Parent Holdings, LP, and any other persons that may become party thereto, as may be amended from time to time, or any successor thereto.

(kk)

“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

4.	Shares Available Under the Plan.

(a)

Reserved Shares. Subject to adjustment as provided in Section 16 of the Plan, the maximum number of Shares that may be issued from treasury with respect to Awards shall not in the aggregate exceed 38,000,000 Shares. The share pool will automatically increase on the first day of each calendar year beginning on January 1, 2026 and ending on and including January 1, 2034 by an amount equal to the lesser of (1) 5% of the aggregate number of shares of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, of the Company issued and outstanding on the day immediately preceding the applicable date, or (2) such smaller amount determined by the Board. Notwithstanding anything in this Section 11(a) to the contrary, the number of Common Shares that may be issued or transferred pursuant to the rights granted under the Plan shall not exceed an aggregate of 380,000,000 Common Shares, subject to Section 11(b).

(b)

Share Recycling. Shares that are issued under the Plan or that are potentially issuable pursuant to outstanding Awards will be applied to reduce that maximum number of Shares remaining available for issuance under the Plan. Any Shares subject to an Award (or any dividend equivalents related thereto) that, at any time, lapses, is forfeited or cancelled, expires, or for any reason is terminated unexercised or unvested, is settled or paid in cash or any form other than Shares, or is repurchased by the Company at a price not greater than the price (as adjusted to reflect any equity restructuring described in Section 5(c)(i)) paid by Grantee for such Shares shall not count towards the maximum number of Shares that may be issued under the Plan as set forth in this Section 4 and shall be available for future Awards. Similarly, any Shares that are withheld by the Company, or any previously-acquired shares that are tendered (either actually or by attestation), in either case to satisfy any tax withholding obligation with respect to a full value Award shall not count towards the maximum number of Shares that may be issued under the Plan as set forth in this Section 4 and shall be available for future Awards. Notwithstanding anything to the contrary in this Section 4, the following Shares shall not again become available for issuance under the Plan: (i) any and all Shares awarded as part of an Option or Stock Appreciation Right that are withheld by the Company to satisfy any tax withholding obligation, and any previously-acquired Shares tendered (actually or by attestation) in payment of any taxes relating to an Option or Stock Appreciation Right; (ii) Shares that would have been issued upon exercise of an Option but for the fact that the exercise was pursuant to a “net exercise” arrangement or by any previously-acquired shares tendered in payment of such Option Price; (iii) Shares covered by a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon its exercise; and (iv) Shares that are repurchased by the Company using Option exercise proceeds or otherwise.

(c)

Incentive Stock Option Maximum. In no event shall the number of Shares issued from treasury or otherwise upon the exercise of Incentive Stock Options exceed 380,000,000, subject to adjustment as provided in Section 16 of the Plan.

5.	Plan Administration. This Plan shall be administered by the Administrator.

(a)

In accordance with and subject to the provisions of the Plan, the Administrator will have the authority to determine all provisions of Awards as the Administrator may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the individuals to be selected as Grantees; (ii) the nature and extent of the Awards to be made to each Grantee (including the number of Shares to be subject to each Award, any exercise price, the manner in which Awards will vest or become exercisable and whether Awards will be granted in tandem with other Awards) and the form of written or electronic agreement, if any, evidencing such Award; (iii) the time or times when Awards will be granted; (iv) the duration of each Award; and (v) the restrictions and other conditions to which the payment or vesting of Awards may be subject. In addition, the Administrator will have the authority under the Plan in its sole discretion to (A) establish, amend or rescind rules to administer the Plan; (B) interpret the Plan and any Award or related agreement made under the Plan; (C) make all other determinations necessary or desirable for the administration of the Plan; and (D) pay the intrinsic value of any Award in the form of cash, Shares or any combination of both. Notwithstanding the foregoing, to the extent not inconsistent with applicable law or stock exchange rules, the Administrator may delegate to the Company’s executive officers including the Chief Executive Officer the authority to approve Awards to (i) Employees other than those subject to Section 16 of the Exchange Act, and (ii) Consultants. Any such delegations shall be in writing and shall specify the maximum number of Shares that may be awarded pursuant to such authority and include such other limitations as required by applicable law.

(b)

The Administrator will have the authority under the Plan to amend or modify the terms of any outstanding Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however that (i) the amended or modified terms are permitted by the Plan as then in effect; and (ii) any Grantee divested of his or her existing rights under the Plan with respect to previously-granted Awards by such amended or modified terms shall have consented to such amendment or modification unless such amendment is necessary to comply with applicable law or stock exchange rules or is otherwise permitted by section (c) below and Section 19.

(c)

In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to shareholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Award, the Administrator (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Grantee, amend or modify the vesting criteria (including performance objectives and related performance goals) of any outstanding Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Administrator or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d)

Notwithstanding any other provision of this Plan other than Section 16, the Administrator may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted (or Performance) Share Awards; or (C) Restricted (or Performance) Share Unit Awards, or Performance Units in exchange; or (iii)

repurchasing the underwater Options or Stock Appreciation Rights for cancellation. For purposes of this Section, an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of a Share is less than the exercise price of the Option or Stock Appreciation Right. Notwithstanding any other provision of this Plan, neither the Board nor the Committee may, without prior approval of the Company’s shareholders, extend the term of Awards that benefit insiders.

(e)

In addition to the authority of the Administrator under subsection (b) and notwithstanding any other provision of the Plan, the Administrator may, in its sole discretion, amend the terms of the Plan or Awards with respect to Grantees resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Administrator shall have no authority, however, to take action pursuant to this Section: (i) to reserve shares or grant Awards in excess of the limitations provided in the Plan; (ii) to effect any repricing in violation of the Plan; (iii) to grant Options having an exercise price less than 100% of the Fair Market Value of one Share on the date of grant in violation of the Plan; or (iv) for which stockholder approval would then be required pursuant to Section 422 of the Code or the rules of the New York Stock Exchange.

(f)

Notwithstanding anything in this Plan to the contrary, the Administrator will determine whether an Award is subject to the requirements of Section 409A and, if determined to be subject to Section 409A, the Administrator will make such Award subject to such written terms and conditions determined necessary or desirable to cause such Award to comply in form with the requirements of Section 409A. Further, the Plan, as it relates to Awards that are subject to Section 409A, will be administered in a manner that is intended to comply with the requirements of Section 409A and any regulations or rulings issued thereunder.

6.

Nonemployee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Board may establish compensation hereunder for Nonemployee Directors from time to time, subject to the limitations in the Plan. The Board will from time to time determine the terms, conditions and amounts of all such Nonemployee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time; provided that, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Nonemployee Director as compensation for services as a Nonemployee Director during any fiscal year of the Company may not exceed $750,000 in any fiscal year of a Nonemployee Director’s service as a Nonemployee Director (in each case, excluding any compensation award prior to the Effective Date). Consulting fees or other compensation the Company or any of its Subsidiaries may pay or provide to any Nonemployee Director for services in addition to services normally performed by a Nonemployee Director shall not be included in calculating compliance with such limits. The Board may make exceptions to these limits for individual Nonemployee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Nonemployee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Nonemployee Directors.

7.

Options. The Administrator may from time to time authorize grants to Grantees of Options to purchase Shares upon such terms and conditions as the Administrator may determine in accordance with the following provisions:

(a)	Number of Shares. Each grant shall specify the number of Shares to which it pertains.

(b)	Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date.

(c)

Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Grantee at the time of exercise and which have a value at the time of exercise that is equal to the Option Price (including through a net exercise), (iii) any other legal consideration that the Administrator may deem appropriate on such basis as the Administrator may determine in accordance with this Plan, or (iv) any combination of the foregoing. In the case of a “net exercise” of an Option, the Company will not require a payment of the Option Price from the Grantee but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that has a Fair Market Value that does not exceed the aggregate Option Price for the Shares exercised under this method. Shares will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) Shares used to pay the Option Price of an Option under the “net exercise,” (ii) Shares actually delivered to the Grantee as a result of such exercise and (iii) any Shares withheld for purposes of tax withholding.

(d)

Cashless Exercise. To the extent permitted by applicable law, any grant may provide for deferred payment of the Option Price from the proceeds of sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the Option Price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise, or through simultaneous sale through a broker of Shares acquired upon exercise.

(e)	Performance-Based Options. Any grant of an Option may specify performance objectives that must be achieved as a condition of the Option.

(f)

Vesting. Each Option grant may specify a period of continuous employment of the Grantee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable.

(g)

Incentive Stock Option Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares as of the Grant Date with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

(h)	Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date.

(i)	Dividends. No dividends or other distribution or award of dividend equivalents may be granted with respect to any Option.

(j)	Award Agreement. Each Option grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine that are not inconsistent with this Plan.

8.

Stock Appreciation Rights. The Administrator may from time to time authorize grants to Grantees of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Grantee to receive from the Company an amount equal to the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Administrator may determine in accordance with the following provisions:

(a)

Payment in Shares or Cash. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares valued at Fair Market Value on the date of exercise or any combination thereof at the discretion of the Administrator at the time of payment.

(b)

Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

(c)	Dividends. No dividends or other distribution or award of dividend equivalents may be granted with respect to any SAR.

(d)

Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, specify the Base Price (which shall be equal to or greater than the Fair Market Value on the Grant Date), state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Administrator may determine consistent with this Plan.

9.

Restricted Shares and Restricted Share Units. The Administrator may from time to time authorize grants to Grantees of Restricted Shares and Restricted Share Units upon such terms and conditions as the Administrator may determine in accordance with the following provisions:

(a)

Transfer of Shares. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Grantee in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to. Upon expiration of the restriction period and satisfaction of any other terms or conditions (including, but not limited to, performance objectives) and as set forth in the Restricted Share Award Agreement, the Restricted Share shall immediately become vested and the Shares underlying such award of Restricted Share shall be released by the Company to the Grantee without restrictions on transfer. Restricted Share Units shall become payable to a Grantee in Shares at the time or times determined by the Administrator and set forth in the Restricted Share Unit Award Agreement.

(b)	Consideration. Each grant of Restricted Shares or Restricted Share Units may be made without a requirement for additional payment by the Grantee.

(c)

Substantial Risk of Forfeiture. Unless as otherwise determined by the Administrator, Restricted Shares or Restricted Share Units covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Administrator on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a Change in Control of the Company or other similar transaction or event. If a Grantee ceases to be an Employee, Nonemployee Director, or Consultant the number of Shares subject to the Award, if any, to which the Grantee shall be entitled shall be determined in accordance with the Plan and the applicable Award Agreement. All remaining Shares underlying Restricted Shares or Restricted Share Units as to which restrictions apply at the Date of Termination shall be forfeited subject to such exceptions, if any, authorized by the Administrator.

(d)	Dividend, Dividend Equivalents, Vesting and Other Ownership Rights.

(1)

Restricted Shares. Unless otherwise determined by the Administrator, an Award of Restricted Shares shall entitle the Grantee to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue; provided however that unless otherwise determined by the Administrator, the Award Agreement with respect to an Award of Restricted Shares that is conditioned on the attainment of performance goals shall provide that the Grantee shall not receive any dividends unless and until such time as the Restricted Shares becomes vested. Alternatively, an Award Agreement may require that any or all dividends or other distributions paid on the Restricted Shares during the period for which the substantial risk of forfeiture is to continue be automatically sequestered and reinvested in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Administrator may determine.

(2)

Restricted Share Units. A Grantee shall not have any rights as a shareholder with respect to Shares underlying an Award of Restricted Share Units until such time, if any, as the underlying Shares are actually issued to the Grantee, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Grantee or his or her designee; or (ii) credited to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee. The Administrator may provide in a Restricted Share Unit Award Agreement for the payment of dividend equivalents and distributions to the Grantee at such times as paid to shareholders generally or at the time of vesting or other payout of the Restricted Share Units, provided, however, if the payment or crediting of dividend equivalents is in respect of an Award that is subject to Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Section 409A and such requirements shall be specified in writing.

(e)

Award Agreements. Each grant of Restricted Shares or Restricted Share Units shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with this Plan. Unless otherwise directed by the Administrator, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Grantee with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

(f)

Performance-Based Restricted Shares (Performance Shares) and Performance-Based Restricted Share Units (Performance Share Units). Any grant or the vesting thereof may be further conditioned upon the attainment of performance objectives established by the Administrator in accordance with the applicable provisions of Section 10 of the Plan regarding Performance Units.

10.

Performance Units. The Administrator may from time to time authorize grants of Performance Units, which shall become payable to the Grantee upon the achievement of specified performance objectives, upon such terms and conditions as the Administrator may determine in accordance with the following provisions:

(a)	Number of Performance Units. Each grant shall specify the number of Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(b)	Performance Objectives and Performance Period. Each grant shall specify the performance objectives that are to be achieved by the Grantee during a specified performance period.

(c)

Threshold Performance Objectives. Each grant may specify in respect of the specified performance objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified performance objectives.

(d)

Payment of Performance Units. Each grant shall specify the time and manner of payment of Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Grantee or reserve to the Administrator the right to elect among those alternatives.

(e)

Maximum Payment. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Administrator on the Grant Date.

(f)

Adjustment of Performance Objectives. If provided in the terms of the grant, the Administrator may adjust performance objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Administrator, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Grantee and result in distortion of the performance objectives or the related minimum acceptable level of achievement.

(g)

Substantial Risk of Forfeiture. Each grant shall provide that the Performance Units shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Administrator on the Grant Date, and any grant may provide for the earlier termination of such risk of forfeiture in the event of a Change in Control of the Company or other similar transaction or event. If a Grantee ceases to be an Employee, Nonemployee Director, or Consultant the portion, if any, to which the Grantee shall be entitled shall be determined in accordance with the Plan and the applicable Award Agreement. All remaining portions as to which restrictions apply at the Date of Termination shall be forfeited subject to such exceptions, if any, authorized by the Administrator.

(h)

Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Administrator may determine consistent with this Plan.

11.

Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling the Grantee to receive Shares or cash to be delivered immediately or in the future. Subject to the provisions of the Plan and any applicable program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, specified performance objectives, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which a Grantee is otherwise entitled.

12.

Stock Payments. If not prohibited by applicable law, the Administrator may from time to time issue unrestricted Shares to Grantees, in such amounts and subject to such terms and conditions as the Administrator shall from time to time in its sole discretion determine. A Stock Payment may be granted for any reason determined appropriate by the Administrator, including, without limitation, as, or in payment of, Nonemployee Director fees or bonuses, or to provide incentives or recognize special achievements or contributions.

13.	Consequences of Termination.

(a)

Options/Stock Appreciation Rights. Unless otherwise determined by the Administrator, outstanding Options and/or Stock Appreciation Rights that are held by a Grantee (or the executors or administrators of such Grantee’s estate, and any person or persons who acquire the right to exercise Options and/or Stock Appreciation Rights directly from the Grantee by bequest or inheritance) as of the Grantee’s Date of Termination shall be required to be exercised no later than as set forth in this Section 13(a), except that in all events, the period for exercise of Options and/or Stock Appreciation Rights shall end no later than the last day of the maximum term thereof established under Section 7(h) or 8(b), as applicable. For the avoidance of doubt, Options and/or Stock Appreciation Rights that are not exercised prior to the expiration of the exercise period following a Grantee’s Date of Termination permitted under this Section 13(a) shall automatically expire on the last day of such period.

(1)

In the case of a Grantee’s Termination due to death or Disability, (x) those of the Grantee’s outstanding Options and/or Stock Appreciation Rights that have become vested prior to the Grantee’s Date of Termination shall continue to be exercisable during the period ending on the three (3) year anniversary of the Date of Termination and (y) those of Grantee’s outstanding Options and/or Stock Appreciation Rights that have not become vested prior to the Grantee’s Date of Termination shall become vested and exercisable as of the Date of Termination and thereafter shall continue to be exercisable for the remaining portion of the period ending on the three (3) year anniversary of the Date of Termination.

(2)

In the case of a Grantee’s Termination due to the Grantee’s resignation voluntarily (other than upon Retirement), (x) those of the Grantee’s outstanding Options and/or Stock Appreciation Rights that have not become vested prior to the Date of Termination shall be forfeited and cancelled as of such Date of Termination and (y) those of the Grantee’s outstanding Options and/or Stock Appreciation Rights that have become vested prior to the Grantee’s Date of Termination shall continue to be exercisable during the 90 day period following such Date of Termination.

(3)

In the case of a Grantee’s Termination due to Retirement, (x) those of the Grantee’s outstanding Options and/or Stock Appreciation Rights that have become vested prior to the Grantee’s Date of Termination shall continue to be exercisable during the period ending on the three (3) year anniversary of the Date of Termination and (y) any employment requirements under Sections 7 and 8 shall not apply, and those of the Grantee’s outstanding Options and/or Stock Appreciation Rights that have not become vested prior to the Grantee’s Date of Termination shall become vested and exercisable on the date or dates on which such Options and/or Stock Appreciation Rights would have become vested if the Grantee had continued in employment with the Company or its Subsidiaries through such date or dates, and thereafter shall continue to be exercisable during the period ending on the three (3) year anniversary of the Date of Termination; provided that, notwithstanding the foregoing, any Option or Stock Appreciation Right granted within twelve (12) months prior to such Termination due to Retirement shall not vest in full, but shall instead vest based on a fraction, the numerator of which shall be the number of full months in the period between the Grant Date and the date of Termination, and the denominator of which shall be the number of full calendar months from the Grant Date to the applicable vesting date.

Options and/or Stock Appreciation Rights that are not exercised prior to the expiration of the exercise period following a Grantee’s Date of Termination permitted under this Section 13(a) shall automatically expire on the last day of such period. For purposes of subsections (1) and (3), to the extent that any Options and/or Stock Appreciation Rights contain performance objectives that must be achieved as a condition of the Option and/or Stock Appreciation Right, any such performance objectives will be deemed to have been satisfied at the “target” level of performance specified in connection with the applicable Option and/or Stock Appreciation Right.

(b)

Restricted (or Performance) Shares, Restricted (or Performance) Share Units, and Performance Units. Unless otherwise determined by the Administrator, outstanding Restricted (or Performance) Shares, Restricted (or Performance) Share Units, and Performance Units of the Grantee (and the executors and administrators of such Grantee’s estate, and any person or persons acquiring any interest directly from the Grantee by bequest or inheritance) as of the Grantee’s Date of Termination shall be subject to the following clauses (1), (2) and (3), as applicable.

(1)

In the case of a Grantee’s Termination due to death or Disability, any employment requirements of Sections 9 and 10 and the applicable Award Agreement shall not apply, and all of the Grantee’s unvested Restricted Shares and Restricted Units shall become vested on the Date of Termination and all of the Grantee’s unvested Performance Shares, Performance Share Units, and Performance Units shall become vested on the Date of Termination at the “target” level of performance specified in connection with the applicable Award.

(2)

In the event of a Grantee’s Termination due to the Grantee’s resignation voluntarily (other than upon Retirement), all of the Grantee’s unvested Restricted (or Performance ) Shares, Restricted (or Performance) Share Units, and Performance Units will be forfeited immediately.

(3)

In the case of a Grantee’s Termination due to Retirement, any employment requirements under Sections 9 and 10 shall not apply, and all of the Grantee’s unvested Restricted (or Performance) Shares, Restricted (or Performance Share Units, and Performance Units shall become vested on the date or dates on which such Awards would have become vested if the Grantee had continued in employment with the Company or its Subsidiaries through such date or dates (subject to satisfaction of any applicable performance objective); provided that notwithstanding the foregoing, any Restricted (or Performance) Shares, Restricted (or Performance) Share Units, or Performance Units granted within twelve (12) months prior to such Termination due to Retirement shall not vest in full, but shall instead vest based on a fraction, the numerator of which shall be the number of full months in the period between the Grant Date and the date of Termination, and the denominator of which shall be the number of full calendar months from the date of the beginning of the Performance Period to the end of such Performance Period.

(c)

Termination for Cause. Notwithstanding any other provision hereof or in any instrument of grant, in the case of a Grantee’s Termination for Cause, any and all then outstanding Awards (other than previously issued Stock Payments) granted to the Grantee, whether or not vested, shall be immediately forfeited and cancelled, without any consideration therefor, as of the commencement of the day that notice of such termination is given.

14.	Change in Control. Unless otherwise provided in an agreement evidencing an Award, the following provisions shall apply to outstanding Awards in the event of a Change in Control.

(a)

Continuation, Assumption or Replacement of Awards. In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume or replace Awards outstanding as of the date of the Change in Control (with such adjustments as may be required or permitted by the Plan), and such Awards or replacements therefore shall remain outstanding and be governed by their respective terms, subject to subsection (d) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this subsection (a), an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Sections 409A and 424 of the Code, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof as determined by the Administrator, or (ii) the Grantee has received a comparable equity-based award as determined by the Administrator.

(b)

Acceleration of Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then (i) outstanding Options and Stock Appreciation Rights issued to the Grantee that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted (or Performance) Shares, Restricted (or Performance) Share Units, and Performance Units will become immediately fully vested and non-forfeitable; and (iii) any performance objectives applicable to Awards will be deemed to have been satisfied at the “target” level of performance specified in connection with the applicable Award.

(c)

Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then the Administrator may terminate some or all of such outstanding Awards, in whole or in part, as of the effective time of the Change in Control in exchange for payments to the holders as provided in this subsection (c). The Administrator will not be required to treat all Awards similarly for purposes of this subsection (c). The payment for any Award or portion thereof terminated shall be in an amount equal to the excess, if any, of (i) the fair market value (as determined in good faith by the Administrator) of the consideration that would otherwise be received in the Change in Control for the number of Shares subject to the Award or portion thereof being terminated, or, if no consideration is to be received by the Company’s shareholders in the Change in Control, the Fair Market Value of such number of shares immediately prior to the effective date of the Change in Control, over (ii) the aggregate exercise price (if any) for the Shares subject to the Award or portion thereof being terminated. If there is no excess, the Award may be terminated without payment. Any payment shall be made in such form, on such terms and subject to such conditions as the Administrator determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Change in Control, and may include subjecting such payments to vesting conditions comparable to those of the Award surrendered.

(d)

Termination After a Change in Control. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in subsection (a), and if within two years after the Change in Control a Grantee experiences a Termination by the Company without Cause, then (i) outstanding Options and Stock Appreciation Rights issued to the Grantee that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted (or Performance) Shares, Restricted (or Performance) Share Units, and Performance Units will become immediately fully vested and non-forfeitable; and (iii) any performance objectives applicable to Awards will be deemed to have been satisfied at the “target” level of performance specified in connection with the applicable Award.

(e)

Awards Subject to Section 409A. Notwithstanding anything in the Plan or an Award Agreement to the contrary, for any Award that provides for deferred compensation subject to Section 409A (and is not otherwise exempt from the provisions of Section 409A), upon a Change in Control that also qualifies as a change in control for purposes of Treas. Reg. Section 1.409A-3(a)(5), then (i) subsection (b) shall apply to all such Awards and (ii) any settlement of or payment due with respect to such Award shall be made within the time frame required by Section 409A.

15.

Nontransferability. No Award granted under this Plan (including Options) shall be transferable or assignable by a Grantee other than by will or the laws of descent and distribution for normal estate settlement purposes, and Options and Stock Appreciation Rights shall be exercisable during a Grantee’s lifetime only by the Grantee or, in the event of the Grantee’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Grantee under state law. Any attempt to transfer or assign an Award in violation of this Plan shall render such Award null and void.

16.	Adjustments.

(a)

In the event of any equity restructuring (within the meaning of FASB ASC Topic 718, Compensation-Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Administrator shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the Option Price of outstanding Options and Stock Appreciation Rights, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards.

(b)

Subject to the provisions of Section 14, in the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any applicable laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in applicable laws or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in applicable laws or accounting principles:

(1)

To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Grantee’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Grantee’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(2)

To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(3)

To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator.

(4)

To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

(5)	To replace such Award with other rights or property selected by the Administrator; and/or

(6)	To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

Any adjustment made pursuant to this Section 16 shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 16 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Code Section 422(b) or cause an Award to be subject to adverse tax consequences under Section 409A.

17.

Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Administrator may provide for the elimination of fractions or for the settlement thereof in cash.

18.

Withholding Taxes. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Grantee. Subject to applicable law and any Company insider trading policy (including blackout periods), Grantees may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) unless specifically prohibited by the Committee, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, in an amount necessary to cover such tax obligations, (iii) if there is a public market for Shares at the time the tax obligations are due, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the

Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Grantee to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Administrator, any combination of the foregoing payment forms approved by the Company. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Grantee’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Grantee’s acceptance of an Award under the Plan will constitute the Grantee’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

19.	Amendments and Other Matters.

(a)

Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 4 of the Plan, other than to reflect an adjustment made in accordance with Section 16 of the Plan, or amend this Section 19(a), or modify the repricing prohibition in Section 5(e) of this Plan, without the further approval of the shareholders of the Company. The Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of an applicable securities exchange or other applicable laws, policies or regulations. Shareholder approval will be required in the case of any reduction in the Option Price or extension of the term of an Award benefiting an insider of the Company. No amendment, alteration, suspension or termination of the Plan shall divest any Grantee of his or her existing rights under the Plan with respect to any Awards previously granted to such Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company, or otherwise required by law. Notwithstanding the foregoing, the following amendments may be made without the approval of shareholders of the Company:

(1)	Amendments of a “housekeeping” nature;

(2)	A change to vesting or exercisability provisions;

(3)	A change to employment or service termination provisions; and

(4)

Any other amendment that does not require shareholder approval pursuant to the rules of the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for such shares.

(b)

No Employment Right. This Plan shall not confer upon any Grantee any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Grantee’s employment or other service at any time.

(c)

Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

(d)

Foreign Grantees. In order to facilitate the making of any grant or combination of grants under this Plan, the Administrator may provide for such special terms for Awards as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

(e)

Forfeiture for Violation of Restrictive Covenants. The Administrator may provide in an Award Agreement for conditions of forfeiture of a Grantee’s rights with respect to such Award in the event of the Grantee’s breach of such restricted covenants (e.g., non-competition and confidentiality restrictions) as may apply to the Grantee. Such conditions of forfeiture may include, in the discretion of the Administrator, (a) suspension or cancellation of the Grantee’s right to exercise an Option or Stock Appreciation Right (whether or not then otherwise exercisable), (b) suspension or cancellation of the Grantee’s pending right to receive an issuance of Shares or cash payment in settlement of any Award, (c) the forfeiture of any Restricted (or Performance) Shares, Restricted (or Performance) Share Units, or Performance Units held by the Grantee or (d) following the issuance of Shares or payment of cash upon exercise, vesting or payment of an Award, either (1) cancellation of the Shares so issued (and repayment to the Grantee of the full purchase price, if any, paid for such shares) or (2) requiring the Grantee to pay to the Company in cash an amount equal to the gain realized by the Grantee from such Award (measured by the value (on the date of receipt) of any property and/or amount of cash received by the Grantee under the Award, to the extent in excess of any amount paid by the Grantee). The Company may deduct from any amounts the Company may owe a Grantee from time to time any amounts the Grantee may owe the Company under this subsection (e) and any related Award Agreements.

(f)

Forfeiture and Compensation Recovery. Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Administrator at any time, including but not limited to, in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Award Agreement will be unilaterally amended by the Administrator to comply with any such compensation recovery policy.

(g)

Insider Trading Policy. Each Grantee who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers, and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Grantee may be subject.

20.	Currency. Dollar amounts set forth in the Plan are expressed in U.S. dollars.

21.	Termination. This Plan shall terminate on the tenth anniversary of the Effective Date, and no Award shall be granted after that date.

22.

Compliance with Applicable Laws. The granting of Awards and the issuance, purchase, and delivery of Shares shall be carried out in compliance with applicable law, including, without limitation, the rules, regulations and by-laws of the New York Stock Exchange, the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations (including Rule 10b-5) promulgated thereunder, and the policies and regulations of applicable securities regulatory authorities. If the Administrator determines in its discretion that, in order to comply with any such statutes or regulations, certain action is necessary or desirable as a condition of or in connection with the granting of an Award or the issuance or purchase or delivery of Shares under this Plan, no Award may be granted and no Shares may be issued, purchased, or delivered unless that action shall have been completed in a manner satisfactory to the Administrator. It is intended that the Plan and all Awards hereunder be administered in a manner that will comply with Section 409A, including the final regulations and other guidance issued by the United States Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Administrator is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto). Notwithstanding anything in this Section to the contrary, with respect to any Award subject to Section 409A of the Code, no amendment to or payment under such Award will be made unless permitted under Section 409A of the Code and the regulations or rulings issued thereunder. Without limiting the generality of the foregoing, if any amount shall be payable with respect to any Award hereunder as a result of a Grantee’s “separation from service” at such time as the Grantee is a “specified employee” (as those terms are defined for purposes of Section 409A of the Code) and such amount is subject to the provisions of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first day of the seventh calendar month beginning after the Grantee’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Section 409A of the Code; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A of the Code.

23.

Governing Law. The Plan and any Award Agreements and any and all determinations made and actions taken in connection with the Plan and Award Agreements, shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States applicable therein.